Exhibit 5.1
September 16, 2010
NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, Pennsylvania 19428
RE:	NuPathe Inc., Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to NuPathe Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of an aggregate of 1,854,766 shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company issuable in connection with the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan and NuPathe Inc. 2010 Employee Stock Purchase Plan (collectively, the “Plans”).
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the certificate of incorporation, the bylaws of the Company, the Plans and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plans, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the laws of the State of Delaware.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius, LLP